UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Information

On June 5, 2015 (but dated as of May 29, 2015), Sileas Corp., an affiliate of Optex Systems Holdings, Inc. (“we”, “our” or “us”) amended its Secured Note, with Longview Fund, L.P., as lender, as follows:

•	The principal amount was increased to $18,022,328.60 to reflect the original principal amount plus all accrued and unpaid interest to date, and the Secured Note ceased to bear interest as of that date;

•	The maturity date of the note was extended to May 29, 2021; and

•	A conversion feature was added to the Secured Note by which the principal amount of the Secured Note can be converted into our Series A preferred stock, which is owned by Sileas, at the stated value of our Series A preferred stock;

Simultaneously therewith, Sileas entered into a Blocker Agreement with us pursuant to which the Series A preferred stock shall not be convertible by Sileas into our common stock, and we shall not effect any conversion of the Series A Stock or otherwise issue any shares of our common stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder Sileas (together with its affiliates) would beneficially own in excess of 9.99% our common stock. Sileas also agreed to not vote any of its shares of Series A preferred stock in excess of 9.99% of our common stock.

ITEM 9.01   Exhibits

99.1    Amendment to Secured Note

99.2    Blocker Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: June 11, 2015